UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 22, 2016

FIRST HARVEST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55120	46-2143018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5015 W. Nassau Street, Tampa, Florida 33607

(Address of principal executive offices) (Zip Code)

American Riding Tours, Inc.

848 N. Rainbow, Suite 136, Las Vegas, NV 89107-1103

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (877) 749-5909

Copy of correspondence to:

Andrea Cataneo, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2016, Edward Zimmerman III resigned as the Chief Financial Officer and a member of the Board of Directors of First Harvest Corp. (the “Company”), effective immediately. Mr. Zimmerman’s decision to resign did not result from any disagreement with the Company, the Company’s management or the Board of Directors. A copy of Mr. Zimmerman’s resignation letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective July 22, 2016, the Company changed its legal corporate name to “First Harvest Corp.” from “American Riding Tours, Inc.”. The Company effectuated the name change through a short-form merger pursuant to Section 92A of the Nevada Revised Statutes where a subsidiary formed solely for the purpose of the name change was merged with and into the Company, with the Company as the surviving corporation in the merger. The merger had the effect of amending the Company’s Articles of Incorporation to reflect its new legal name. A copy of the Articles of Merger effecting the name change, as filed with the Secretary of State of the State of Nevada, is attached hereto as Exhibit 3.1.

Item 8.01	Other Information.

The Company’s name change became effective with the Financial Industry Regulatory Authority, Inc. (FINRA) on July 28, 2016, and the Company’s common stock now trades on the OTC Pink Markets under the new name and a new ticker symbol, “HVST”.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
3.1	Articles of Merger, as filed with the Secretary of State of the State of Nevada effective as of July 22, 2016

99.1	Letter of Resignation from Edward Zimmerman III

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST HARVEST CORP.

Date: July 28, 2016	By:	/s/ KEVIN GILLESPIE
Kevin Gillespie
President

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